UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02.         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As reported on a Form 8-K filed on March 8, 2013 by Intermolecular, effective March 8, 2013, John R. Behnke resigned his employment as Intermolecular’s Senior Vice President and General Manager, Semiconductor Group. On an interim basis, Mr. Behnke’s responsibilities have been assumed by Tony P. Chiang, Intermolecular’s Chief Technology Officer.

In connection with Mr. Behnke’s resignation, Intermolecular and Mr. Behnke entered into a Separation Agreement and General Release ("Agreement"), which has an effective date of March 28, 2013. Provided Mr. Behnke does not elect to revoke the Agreement on or prior to its effective date, Intermolecular has agreed to provide Mr. Behnke with the following:

• a lump sum payment equal to six months of his annual base salary as of his resignation date, which would be an amount equal to $134,550;
• continued health benefits through March 31, 2013 pursuant to the terms of the Company’s health plan; and
• company-paid premiums for COBRA continuation coverage for up to six months after the date of his resignation.

Mr. Behnke’s right to receive the benefits described above is subject to continued compliance with certain restrictive covenants and his general release of claims in favor of the Company, as each are contained within the Agreement. The Agreement supersedes the change in control severance agreement entered into between Intermolecular and Mr. Behnke, as described in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 16, 2012.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will subsequently be filed as an exhibit to our Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: March 29, 2013	By:	/s/ Peter L. Eidelman
Peter L. Eidelman
Chief Financial Officer